SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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MOBILE MINI, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283

Dear Shareholders:

      You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Mobile Mini, Inc. The meeting will be held on Wednesday, June 20, 2001, at the Radisson Airport Hotel/ Southbank, 3333 East University Drive, Phoenix, Arizona 85034. The meeting will begin at 1:30 p.m. local time.

      The formal notice of the meeting follows on the next page. No admission tickets or other credentials will be required for attendance at the meeting.

      Directors and officers are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the notice and proxy statement that follow.

      Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,

Steven G. Bunger
Chairman,
President and Chief
Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock of Mobile Mini, Inc.:

      We will hold the Annual Meeting of Shareholders of Mobile Mini, Inc. at the Radisson Airport Hotel/ Southbank, 3333 East University Drive, Phoenix, Arizona 85034 on June 20, 2001, at 1:30 p.m. local time. The meeting is being called by Mobile Mini’s board of directors to:

1.	Elect two members of the board of directors for three-year terms;

2.	Approve an amendment to the Mobile Mini, Inc. 1999 Stock Option Plan to increase the number of shares of common stock authorized for issuance under the plan from 500,000 shares to 1,200,000 shares;

3.	Ratify the appointment of Arthur Andersen LLP as our independent auditors for 2001; and

4.	Transact any other business that may properly come before the meeting and any adjournments.

      Only shareholders of record at the close of business on April 30, 2001 are entitled to receive notice of and to vote at the meeting. A list of shareholders entitled to vote will be available for examination at the meeting by any shareholder for any purpose germane to the meeting. The list will also be available for the same purpose for ten days prior to the meeting at our principal executive office at 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283.

      We have enclosed our 2000 annual report, including financial statements, and the proxy statement with this notice of annual meeting.

      To assure your representation at the meeting, please vote, sign, date and return the enclosed proxy as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously has returned a proxy. Your proxy is being solicited by the board of directors of Mobile Mini.

Sincerely,

Lawrence Trachtenberg, Secretary

Tempe, Arizona

May 2, 2001

7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

The proxy materials are delivered in connection with the solicitation, by the board of directors of Mobile Mini, Inc., of proxies to be voted at our 2001 annual meeting of shareholders and at any adjournment or postponement. Information about the meeting is as follows:

Annual Meeting:  June 20, 2001 at 1:30 p.m. local time at the Radisson Airport Hotel/ Southbank, 3333 East University Drive, Phoenix, Arizona 85034.

Record Date:  Close of business on April 30, 2001. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had 13,878,277 shares of our common stock outstanding.

Agenda:

1.	Elect two members of the board of directors for three-year terms;

2.	Approve amendments to the Mobile Mini, Inc. 1999 Stock Option Plan to increase the number of shares of common stock that may be issued under the plan from 500,000 shares to 1,200,000 shares, and to provide for the automatic annual grant to each of our non-employee directors of options to purchase 7,500 shares of our common stock;

3.	Ratify the appointment of Arthur Andersen LLP as our independent auditors for 2001; and

4.	Transact any other business that properly may come before the meeting and any adjournments.

Proxies:  Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “for” the director nominees named in this proxy statement and “for” agenda items 2 and 3. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on the present policies of the board of directors.

Mailing Date:  We anticipate mailing this proxy statement on May 9, 2001.

Revoking Your Proxy:  You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures described under “Voting Procedures/ Revoking Your Proxy/ Required Vote” on page 16.

Please Vote — Your Vote Is Important

PROPOSAL 1 ELECTION OF DIRECTORS
BOARD INFORMATION
PROPOSAL 2 AMENDMENT TO MOBILE MINI, INC. 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Audit Fees
All Other Fees
Audit Committee Report
OTHER MATTERS
COMPENSATION COMMITTEE INTERLOCKS
RELATED PARTY TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Stock Options
Employment Agreements
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
VOTING PROCEDURES/REVOKING YOUR PROXY/REQUIRED VOTE
SUBMISSION OF SHAREHOLDER PROPOSALS
ANNUAL REPORT
Appendix A
Appendix B

CONTENTS

*Proposal 1 — Election of Directors	2

Board Information	2

*Proposal 2 — Approve Amendments to the Mobile Mini, Inc. 1999 Stock Option Plan	4

*Proposal 3 — Ratification of Appointment of Independent Auditors	7

Audit Fees	7

All Other Fees	7

Audit Committee Report	7

Other Matters	8

Compensation Committee Interlocks	8

Related Party Transactions	8

Compensation Committee Report on Executive Compensation	9

Stock Performance Graph	11

Executive Compensation and Other Information	12

Stock Options	12

Employment Agreements	13

Security Ownership of Certain Beneficial Owners and Management	14

Section 16(a) Beneficial Ownership Reporting Compliance	16

Voting Procedures/ Revoking Your Proxy/ Required Vote	16

Submission of Shareholder Proposals	17

Annual Report	17

Delivery of Documents to Security Holders	17

Appendix A: Audit Committee Charter	A-1

Appendix B: Amended and Restated Mobile Mini, Inc. 1999 Stock Option Plan	B-1

*	We expect to vote on these items at the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure:  The board of directors has six members. The directors are divided into three classes. At each annual meeting, the term of one class expires. Directors in each class serve for three-year terms.

Board Nominees:  The board of directors has nominated Ronald J. Marusiak and Lawrence Trachtenberg for re-election as directors, each to serve a three-year term expiring at our 2004 annual meeting.

      Ronald J. Marusiak has served as a director since February 1996. He has been the Division President of Micro-Tronics, Inc., a precision machining and tool and die company for more than 10 years. Mr. Marusiak is also a director of Eyepop Media, Inc. Mr. Marusiak received a Masters of Science in Management from LaVerne University in 1979 and graduated from the United States Air Force Academy in 1971. Age 53.

      Lawrence Trachtenberg has served as our Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Treasurer and a director since December 1995. He is responsible for all of our accounting, banking and related financial matters. Mr. Trachtenberg is admitted to practice law in Arizona and New York and is a Certified Public Accountant in New York. Before he joined us, Mr. Trachtenberg served as Vice President and General Counsel at Express America Mortgage Corporation, a mortgage banking company, from February 1994 through September 1995. Before then, he was Vice President and Chief Financial Officer of Pacific International Services Corporation, a car rental and sales company, from 1990 to 1994. Mr. Trachtenberg received his J.D. from Harvard Law School in 1981 and his B.A. in Accounting/ Economics from Queens College of the City University of New York in 1977. He is also a director of Integrated Information Systems, Inc. Age 44.

The Board recommends that you vote “FOR” these nominees.

BOARD INFORMATION

Continuing Directors:

      The terms of Steven G. Bunger and George E. Berkner expire at the 2002 annual meeting, and the terms of Carolyn A. Clawson and Stephen A McConnell expire at the 2003 annual meeting.

      George E. Berkner has served as a director since December 1993. Since August 1992, Mr. Berkner has served as Vice President of AdGraphics, Inc., a computer graphics company. From 1990 to 1992, he was a private investor. From 1972 until 1990, he was President and Chief Executive Officer of Gila River Products, a plastics manufacturer. Mr. Berkner graduated from St. Johns University with a B.A. in Economics/ Business in 1956. Age 66.

      Steven G. Bunger has served as our Chief Executive Officer, President and a director since April 1997, and as our Chairman of the Board since February, 2001. Mr. Bunger joined Mobile Mini in 1983 and initially worked in our drafting and design department. He served in a variety of positions including dispatcher, salesperson and advertising coordinator before joining management. He served as sales manager of our Phoenix branch and our operations manager and Vice President of Operations and Marketing before becoming our Executive Vice President and Chief Operating Officer in November 1995. Mr. Bunger graduated from Arizona State University in 1986 with a B.A. in Business Administration. Age 39.

      Carolyn A. Clawson has served as a director since February, 2001. Since 1996, Ms. Clawson has been President of Skilquest, Inc., a sales and management support company which she founded. Skilquest provides marketing services to us. Ms. Clawson was an employee of ours from 1986 until 1996. She served in various positions including sales representative, branch manager of our Phoenix branch, and most recently as Vice President of Sales from 1991 to 1996. Ms. Clawson graduated from Northern Arizona University with a B.A. in Interior Design in 1986. Age 38.

      Stephen A McConnell has served as a director since August 1998. Since 1991, he has been President of Solano Ventures, a private capital investment company. Mr. McConnell has served since 1998 as Chairman of G-L Industries, L.L.C., a Salt Lake City-based manufacturer of wood glu-lam beams used in the construction industry. From 1991 to 1997, he also was Chairman of Mallco Lumber & Building Materials, Inc., a wholesale distributor of lumber and doors. From 1991 to 1995 he was President of Belt Perry Associates, Inc., a property tax consulting firm. He is also a director of JDA Software Group, Inc., Vodavi Technology, Inc. and Capital Title Group, Inc. Age 48.

Board Meetings:  In 2000, the Board held 6 meetings. Each director attended at least 75% of the board of director meetings and all meetings of committees on which he served.

Board Committees:

      The board of directors has an audit committee and a compensation committee. Messrs. Berkner, Marusiak, and McConnell, who are non-employee directors, were the members of these committees during 2000 and are currently the members of these committees.

      The Audit Committee: The audit committee recommends appointment of Mobile Mini’s independent auditors. It also approves audit reports and internal controls, and meets with management and the independent auditors to review the results and scope of the audit and the services provided by the independent auditors. The audit committee met 4 times during 2000. The audit committee is required by rules of the Securities and Exchange Commission to publish a report to stockholders concerning the committee’s activities during the prior fiscal year. The audit committee’s report is included in this proxy statement beginning at page 7. The charter under which the audit committee operates was adopted by the board of directors on November 10, 1999. The audit committee’s charter is set forth at Appendix A beginning at page A-1 of this proxy statement. In addition, the board of directors has determined that all of the members of the audit committee are “independent” as defined by the rules of the NASDAQ stock market.

      The Compensation Committee: The compensation committee manages officer compensation and administers our compensation and incentive plans, including our stock option plans. The compensation committee met three times during 2000. The compensation committee’s report on executive compensation is set forth beginning at page 9 in this proxy statement.

      The board of directors does not have a nominating committee. The entire board performs those functions.

Board Compensation:

      Non-employee directors receive an annual payment of $15,000 plus $500 for each board meeting attended, whether in person or by telephone. In addition, non-employee directors are reimbursed for any expenses related to their service. Non-employee directors also receive options to purchase 7,500 shares on August 1st of each year of their term. The exercise price of the options is the fair market value of our shares on the date of grant.

      Directors who are also officers do not receive any separate compensation for serving as directors.

Richard E. Bunger, Chairman Emeritus

      Richard E. Bunger founded Mobile Mini in 1983. He stepped down as our Chairman of the Board in February, 2001, after more than 18 years of service to Mobile Mini. He continues to serve as Special Projects Administrator, focusing on certain new product development and patent issues. The board of directors acknowledges the vision, ingenuity and entrepreneurial spirit of Richard Bunger and wishes him well in the entrepreneurial activities which he intends to pursue outside of the Mobile Mini structure. He will also have the honorary title of Chairman Emeritus of Mobile Mini.

PROPOSAL 2

AMENDMENT TO MOBILE MINI, INC. 1999 STOCK

OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF
COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN

      The board of directors and shareholders initially approved the 1999 Stock Option Plan in 1999, authorizing the issuance of 500,000 shares of common stock under the plan.

      The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility and to provide incentive to, and to encourage ownership of our stock by, key management and other employees and by non-employee members of our board of directors. The plan is administered by the compensation committee, which is comprised of our non-employee directors. Because the award of options is completely within the discretion of the compensation committee, it is not possible to determine at this time the particular awards that may be made to officers or other employees under the plan, except that options to purchase 7,500 shares of our common stock would be granted to each non-employee director, beginning on August 1, 2002. The plan includes provisions to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to options and other awards by qualifying payments under the plan as performance-based compensation.

      We also have a 1994 Stock Incentive Plan which was originally adopted by the board of directors in August, 1994 and approved by the shareholders at the 1994 annual meeting. As of March 31, 2001, options to purchase an aggregate of 803,250 shares of common stock were outstanding under the 1994 plan at a weighted-average exercise price of $10.75 per share, and an additional 35,600 shares were available for issuance under the 1994 plan. Under the 1994 plan, each of our non-employee directors is automatically annually granted options to purchase 7,500 shares of our common stock. These options are granted on August 1 of each year, vest in 12 equal monthly installments during the year following the grant date, and have an exercise price equal to the fair market value of the common stock on the date of grant. The 1999 plan is being amended, subject to shareholder approval, to provide for the same annual grant of options to our non-employee directors to purchase 7,500 shares on each August 1, beginning on August 1, 2002. The following is a summary description of the material provisions of the 1999 stock option plan. This summary is qualified in its entirety by the complete text of the plan, which is included as Appendix B to this proxy statement.

Description of the 1999 Stock Option Plan

      Under the plan, we are now authorized to issue 500,000 shares of our common stock upon the exercise of options granted pursuant to the plan. As of March 31, 2001, an aggregate of 96,750 shares were available for the grant of options under the plan. The proposed amendment would increase to 1,200,000 the maximum number of shares that we are authorized to issue upon the exercise of options granted pursuant to the plan. All employees of the Company are eligible to receive options under the plan, which is administered by the compensation committee of the board of directors. Options granted under the plan may either qualify as incentive stock options under Section 422 of the Internal Revenue code or they may be options that do not so qualify. Options granted to non-employee directors would not qualify as incentive stock options.

      The option exercise price for all options granted under the plan may not be less than 100% of the fair market value of our common stock on the date of grant of the option. The maximum option term is 10 years. Under current practice of the compensation committee, options generally become exercisable in five equal annual increments beginning six months following the option grant date. However, the compensation committee has absolute discretion to determine the vesting schedule of options granted under the plan.

      Payment for shares purchased under the plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of common stock with a fair market value equal to the total agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to Mobile Mini cash or cash equivalents equal to the option exercise price.

      The maximum number of shares as to which stock options may be granted to any single person under the plan during any three-year period is 50% of all the shares reserved for issuance under the plan. The shares to be delivered under the 1999 plan will be made available from the authorized but unissued shares of Mobile Mini common stock, or from treasury shares. Shares that become subject to lapsed or canceled options and shares tendered in a stock-for-stock exercise of options will be available for further options.

      In the event of any change in the number of kind of outstanding shares of Mobile Mini because of a recapitalization, merger, stock split, stock dividend or other change in the corporate structure or shares of stock of Mobile Mini, an appropriate change will be made by the compensation committee or the board, as administrator of the plan:

•	in the number and kind of shares for which any options may thereafter be granted, both in the aggregate and as to each optionee;

•	in the number and kind of shares subject to outstanding options;

•	in the option price; and

•	other adjustments as the plan administrator deems appropriate.

      The compensation committee or the board of directors may amend or revoke the 1999 plan, but may not, without the prior approval of our shareholders:

•	increase the maximum number of shares of common stock which may be issued under the 1999 plan or the number of shares of common stock which may be issued to one participant;

•	extend the term of the 1999 plan or of options granted under that plan; or

•	grant options with the exercise price below the fair market value of the common stock or the date of grant.

      The Board of Directors may terminate or suspend the plan at any time. Unless previously terminated, the plan will terminate automatically on August 17, 2009, the tenth anniversary of the date the plan was adopted by the board of directors.

Reasons for and Effect of the Proposed Amendment

      We believe that the approval of the proposed amendments to the plan is necessary to achieve the plan’s purposes and to promote the interest of Mobile Mini and its shareholders generally. We believe that the proposed amendment to the plan which increases the number of shares available under the plan will aid us in attracting, motivating and retaining qualified personnel. The proposed amendments will also further strengthen the identity of interest of the Company’s directors, officers and employees with those of its shareholders.

      The increase in the number of shares reserved for issuance under the plan from 500,000 to 1,200,000 recognizes the growth of our operations and the increase in the number of outstanding shares of our common stock during recent periods to 13,874,147 shares outstanding on March 31, 2001. An increase in the number of shares issuable pursuant to the plan will enable us to grant options and awards to new employees which we anticipate will be added in the future, particularly in connection with the execution of our plans to enter into new markers and continue our expansion. We believe that the automatic annual grant of options to our non-employee directors is important to our ability to continue to attract and retain the best qualified persons to serve as members of our board of directors.

Federal Income Tax Consequences

      The grant of an option under the 1999 plan is not a taxable event for the optionee or Mobile Mini.

      Incentive Stock Options. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. Mobile Mini will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

      For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be a Mobile Mini employee from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares received pursuant to the exercise of the option are waived.

      If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of the shares received upon the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of Common Stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be taxed at applicable capital gain tax rates. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code as summarized below.

      If an optionee exercises an incentive stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive stock option as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee’s basis in the shares would be taxable.

      Non-Qualified Options. Upon exercising an option that is not an incentive stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Upon a subsequent sale or exchange of the shares acquired upon the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If Mobile Mini complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, Mobile Mini is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. The options are intended to comply with the exception to Section 162(m) for “qualified performance-based compensation.”

      If the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualified stock options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option) and the optionee will be treated as receiving an equivalent number of shares of common stock upon the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee’s basis in the additional shares will be equal to the amount included in the optionee’s income.

      The Board of Directors Recommends a Vote “FOR” Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The board of directors, upon the recommendation of its audit committee, has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of Mobile Mini for the fiscal year ending December 31, 2001. In the event of a negative vote on such ratification, the board of directors will reconsider its selection. The board of directors anticipates that representatives of Arthur Andersen LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for professional services rendered for the audit of Mobile Mini’s annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in Mobile Mini’s quarterly reports on Form 10-Q for that fiscal year, were $131,000.

All Other Fees

      The aggregate fees billed by Arthur Andersen LLP for services rendered, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2000, were $151,350. The vast majority of these fees relate to tax and securities laws filing activities in support of Mobile Mini, and included audit services rendered in connection with our acquisitions of portable storage assets in acquisitions that we completed in Texas and Florida during 2000.

Audit Committee Report

      The audit committee reviews Mobile Mini’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      As contemplated by its charter, the audit committee has met and held discussions with management and the independent auditors. Management represented to the audit committee that Mobile Mini’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

      In addition, the audit committee has discussed with the independent auditors the auditors’ independence from Mobile Mini and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions With Audit Committees.” The committee has also considered whether the independent auditors’ provision of non-audit services to Mobile Mini is compatible with the auditors’ independence.

      The audit committee discussed with the independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of the auditor’s examinations, the evaluation of Mobile Mini’s internal controls, and the overall quality of Mobile Mini’s financial reporting. The committee also discussed with management and the independent auditors the reasons that Mobile Mini does not utilize internal auditors, as well as the factors that are most likely to cause Mobile Mini to add an internal auditor group in the future.

      The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of Mobile Mini’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Mobile Mini’s auditors are in fact “independent”.

      In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee’s charter, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in Mobile Mini’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The committee and the board of directors also have recommended that ratification by the shareholders of the selection of Mobile Mini’s independent auditors.

The Audit Committee:

Ronald J. Marusiak (Chair)
George M. Berkner
Stephen A McConnell

The Board of Directors Recommends a Vote “FOR” Proposal 3.

OTHER MATTERS

      The board of directors knows of no other matters to be submitted to the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board may recommend.

COMPENSATION COMMITTEE INTERLOCKS

      Messrs. Berkner, Marusiak, and McConnell served as the members of the compensation committee of the board of directors during 2000. None of these directors was an executive officer or otherwise an employee of Mobile Mini before or during such service, and no executive officer of Mobile Mini served on any other company’s compensation committee.

RELATED PARTY TRANSACTIONS

      Mobile Mini leases a portion of the property comprising its Phoenix, Arizona location and the property comprising its Tucson, Arizona location from Richard E. Bunger’s five children (including Steven G. Bunger and Carolyn A. Clawson, each a member of our board of directors). Richard Bunger served as our Chairman of the Board during 2000. Steven Bunger is our President and Chief Executive Officer and has served as our Chairman of the Board since February, 2001. Annual base lease payments under these lease total approximately $66,000, with annual adjustments based on the Consumer Price Index. Payments in 2000 for these leases were approximately $78,000. The term of each of these leases will expire on December 31, 2003. Additionally, Mobile Mini leases its Rialto, California facility from Mobile Mini Systems, Inc., a corporation wholly owned by Richard Bunger, for total annual base lease payments of $204,000, with annual adjustments based on the Consumer Price Index. Payments in 2000 for this lease was approximately $235,000. The Rialto lease expires on December 31, 2016. Management believes that the rental rates reflect the fair market rental value of these properties.

      Mobile Mini obtains services throughout the year from Skilquest, Inc., a company engaged in sales and management support programs. Skilquest, Inc. is owned by Carolyn Clawson, a member of our board of directors. Mobile Mini made aggregate payments of approximately $85,000 and $131,000 to Skilquest, Inc. in

1999 and 2000, respectively, which Mobile Mini believes represented the fair market value for the services performed.

      In February 2001, Mobile Mini and its former chairman of the Board, Richard E. Bunger, entered into an employment agreement pursuant to which Mr. Bunger will provide services to Mobile Mini during the term of the agreement. The services will relate principally to enhancing the design and production of Mobile Mini’s locking system for storage containers and to matters relating to patent and trademark issues. The agreement has a term that is scheduled to end on June 30, 2005. During the term of the agreement, Mobile Mini will pay Mr. Bunger $230,000 during 2001, $180,000 in 2002, $112,000 in 2003, and $1,000 per month during 2004 through June 30, 2005. Through 2003, Mobile Mini will also provide office space and an administrative assistant to Mr. Bunger. The agreement also provides that Mr. Bunger is bound by an agreement pertaining to confidentiality of Mobile Mini’s confidential information, and a non-competition agreement.

      In 2000, Mobile Mini and Richard E. Bunger entered into agreements relating to (i) the leasing of equipment, (ii) the leasing of employees, and (iii) the use of portions of adjacent real property located in Maricopa, Arizona. These agreements originally had a one year term expiring on December 31, 2000, and were amended to extend through 2001. During the fiscal year ended December 31, 2000, Richard Bunger paid Mobile Mini an aggregate of $13,000 under these agreements. Mobile Mini believes these payments represented the fair market value of the goods and services performed and received.

      All ongoing and future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested directors.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      Mobile Mini’s executive compensation program is administered by the compensation committee of the board of directors, which is comprised only of independent directors as defined by the Securities and Exchange Commission and the Internal Revenue Service. As a part of its duties, the compensation committee reviews compensation levels and performance of Mobile Mini’s executive officers. The compensation committee also administers Mobile Mini’s short and long-term incentive programs, which include our stock option plans and our bonus plans for various executive officers.

      The following report of the compensation committee shall not be deemed to be incorporated by reference into any previous filing by Mobile Mini under either the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

Compensation Philosophy

      Mobile Mini encourages each individual to enhance the value of Mobile Mini through their entrepreneurial efforts. As such, we position Mobile Mini’s base compensation levels for its executive officers consistent with the individual’s performance and skills and the competitive marketplace.

      Annual incentive payments are provided for achieving positive results that prepare Mobile Mini for strategic growth and continued financial strength. These results are usually expressed by reference to ranges of earnings targets set by the Compensation Committee following review of management’s projected financial plan for the year. Annual incentives are designed to provide total cash compensation at competitive levels relative to a peer group of companies in the durable goods leasing industry as warranted by performance.

      Long-term incentives in the form of stock options are provided to align the interests of management and the interests of the shareholders, as well as reward members of management for ongoing implementation of Mobile Mini’s strategic planning objectives.

      In total, the three elements of Mobile Mini’s executive officer compensation program are designed to provide a competitive compensation program taking into account Mobile Mini’s financial performance relative to its expectations and the peer companies’ performance.

Compensation of the Chairman

      Richard E. Bunger served as our Chairman of the Board throughout 2000. Mr. Bunger also served as Director of Product Research and Market Development. During 2000, Mr. Bunger received base compensation of $257,250, an increase from the $245,000 base compensation received in 1999.

      In light of Mobile Mini’s 2000 improvement in financial performance over 1999, Mr. Bunger was awarded a cash incentive payment of $122,194 in 2000. The incentive payment was based upon the committee’s evaluation of Mr. Bunger’s contribution to Mobile Mini’s 2000 earnings before taxes, increases in the size of the container rental fleet and lease revenue. During 2000, earnings before one time charges, taxes and extraordinary items increased 37.6%, rental fleet units increased 49.4%, and revenues increased 35.3% over 1999 levels. These results were evaluated based on the overall judgment of the committee with a principal emphasis on the increase in earnings factor in the committee’s evaluation of the performance levels.

      The committee considers long-term incentives, typically in the form of stock options, as an important component of Mobile Mini’s overall executive compensation program. During 2000, Mr. Bunger received stock options on 15,000 shares of Mobile Mini’s common stock. The compensation committee considered Mr. Bunger’s position within Mobile Mini, his contributions to the continuing success of Mobile Mini and the increased value of Mobile Mini, in determining the stock option award.

Compensation of the Chief Executive Officer

      Steven G. Bunger, Mobile Mini’s Chief Executive Officer and President, received a base salary for 2000 of $257,250, an increase from $245,000 in 1999. The increase was a result of Mr. Bunger’s performance as Chief Executive Officer and President during 2000 and is competitive with levels at peer companies.

      In light of Mobile Mini’s improved financial performance over 1999 which is referred to above, Mr. Bunger received a cash incentive payment of $122,194 in 2000.

      During 1999, Mr. Bunger received stock options on 155,000 shares of Mobile Mini’s common stock. At the time of the award, the committee viewed the award as part of a two to three year compensation package, and thus did not award Mr. Bunger options during 2000. The compensation committee considered Mr. Bunger’s contributions to the continuing success and increased value of Mobile Mini in determining the stock option award.

Internal Revenue Code Section 162(m) Compliance

      Internal Revenue Code Section 162(m), enacted in 1993, limits the deductibility of non-performance based compensation in excess of $1 million for certain of Mobile Mini’s executive offices. The non-performance based compensation paid to Mobile Mini’s executive officers in 1999 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to Mobile Mini’s executive officers in 2001 will exceed the limit. In 1997, Mobile Mini’s 1994 Stock Option Plan was amended to comply with Section 162(m), and the 1999 Stock Option Plan was prepared so that each plan will qualify as performance based compensation. As such, awards granted under the plans will not be subject to the $1 million limitation.

      Because it is not likely that the cash compensation payable to any of Mobile Mini’s executive officers will exceed the $1 million limitation in the foreseeable future, the committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to Mobile Mini’s executive officers. The committee will reconsider this decision should the individual compensation of any executive officer approach $1 million.

Compensation Committee

Stephen A McConnell
George E. Berkner
Ronald J. Marusiak

STOCK PERFORMANCE GRAPH

      This graph compares our total shareholder returns, the Nasdaq Stock Market (U.S.) Index and the Standard & Poor’s (S&P) 500 Stock Index from January 1, 1996 to December 31, 2000. The graph assumes that $100 was invested on January 1, 1996, and any dividends were reinvested on the date on which they were paid.

	Jan. 1,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	1996	1996	1997	1998	1999	2000

Mobile Mini, Inc.	100.00	83.33	155.01	286.67	573.33	613.33
Standard & Poor’s 500 Stock Index	100.00	123.18	164.36	212.07	256.84	233.95
Nasdaq Stock Market Index (U.S.)	100.00	123.04	150.69	212.51	394.92	237.62

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table summarizes the compensation we paid the Chief Executive Officer and each of the three other most highly compensated executive officers as of the end of 2000 whose salary and bonus exceeded $100,000.

Summary Compensation Table

		Annual Compensation
					Long Term
				Other	Compensation
				Annual	Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)	Options	Compensation

Richard E. Bunger,	2000	$257,250	$122,194	$—	15,000	$28,039	(3)
Chairman of the Board(1)	1999	245,000	281,750	—	60,000	30,784	(3)
	1998	183,750	223,502	—	30,000	27,340	(3)

Steven G. Bunger,	2000	$257,250	$122,194	$500	—	$—
Chief Executive Officer,	1999	245,000	281,750	500	155,000	—
President	1998	183,750	193,812	500	30,000	—

Lawrence Trachtenberg,	2000	$183,750	$87,281	$500	—	$—
Chief Financial Officer,	1999	175,000	201,250	500	105,000	—
Executive Vice President,	1998	157,500	140,487	500	30,000	—
Secretary, Treasurer

Deborah K. Keeley,	2000	$80,000	$18,482	$500	7,500	$2,500	(4)
Vice President and Controller	1999	74,285	37,553	500	15,000	2,500	(4)
	1998	69,425	23,329	500	5,000	2,500	(4)

(1)	Richard E. Bunger stepped down as our Chairman in February 2001.

(2)	Includes our contributions to the 401(k) retirement plan.

(3)	We provided Richard E. Bunger with the use of a vehicle we owned and which we sold Mr. Bunger in February 2000, and we provided him a $2 million life insurance policy. The amount shown is our estimate of our annual costs paid for the vehicle until February 2000 and the life insurance premiums we paid during 2000.

(4)	Payments under non-compete agreements with us.

Stock Options

      The following table lists our grants during 2000 of stock options to the officers named in the Summary Compensation Table. The amounts shown as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the Securities and Exchange Commission. In assessing those values, please note that the ultimate value of the options, as well as those shares, depends on actual future share values. Market conditions and the efforts of our directors, officers and others to foster Mobile Mini’s future success can influence those future share values.

Option Grants In Last Fiscal Year

Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rate of
	Shares	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Richard E. Bunger	15,000	8%	$21.019	December 2010	$216,142	$530,923

Steven G. Bunger	—	—	—	—	—	—

Lawrence Trachtenberg	—	—	—	—	—	—

Deborah K. Keeley	7,500	4%	$21.019	December 2010	$108,071	$265,462

Option Exercises and Year-End Values

      The following table sets forth certain information regarding the exercise and values of options held by the officers named in the Summary Compensation Table, as of December 31, 2000. The table contains values for “in the money” options, meaning a positive spread between the year-end share price of $23.00 and the exercise price. These values have not been, and may never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-end Option Values

			Number of Unexercised	Value of Unexercised
			Options at	In-the-Money Options at
	Shares Acquired		December 31, 2000	December 31, 2000(1)
Name	on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Richard E. Bunger	—	—	68,000/ 77,000	$1,101,314/$ 718,721

Steven G. Bunger	—	—	108,000/152,000	$1,587,600/$1,352,850

Lawrence Trachtenberg	—	—	108,000/102,000	$1,735,410/$ 950,390

Deborah K. Keeley	5,000	$66,250	12,000/ 20,500	$179,469/$ 156,484

(1)	All the exercisable options were exercisable at a price less than the last reported sale price of the Common Stock ($23.00) on the Nasdaq Stock Market on December 31, 2000.

Employment Agreements

      During February 2001, Richard E. Bunger stepped down as our Chairman of the Board, while remaining as a special products administrator pursuant to an employment contract that is described above at page 9, under the caption “Related Party Transactions.”

      During 2000, we provided Richard E. Bunger with a $2 million life insurance policy and all the employee benefits provided to our executive employees.

      In September 1999, Mobile Mini entered into employment agreements with Steven G. Bunger and Lawrence Trachtenberg. Each agreement has a three year term, and the term automatically renews for additional one year periods unless either we or the employee gives notice of non-renewal. Mr. Bunger’s original annual base salary under his employment agreement was $245,000 and Mr. Trachtenberg’s was $175,000. The base salaries may be increased or decreased by the board of directors, but decreases are limited to 15% of the then-current base salary, unless greater decreases are in effect for other Key Executives, as defined in the employment agreements. Each employee is eligible to participate in Mobile Mini’s incentive bonus programs, which are administered by the compensation committee of the board of directors.

      Each employment agreement provides that Mobile Mini will make specified payments to the employee if either the employee’s employment is terminated involuntarily as determined under the agreement, for any reason other than cause (as defined in the employment agreement), or if there is a change of control (as defined in the employment agreement) of Mobile Mini. In the event of any such involuntary termination, the employee would be entitled under the employment agreement to receive a termination payment equal to three times his base salary for the twelve month period preceding the date of termination, and Mobile Mini would have the right to pay that amount over an 18 month period. If within six months after a change in control either the employee is terminated or elects for any reason to terminate his employment, the employee would be entitled to be paid an amount equal to four times the greater of his annual base salary in effect the day before the change of control occurred and his annual base salary during the last twelve months preceding the change of control. This amount would be payable in a lump sum, unless Mobile Mini provided a letter of credit to the employee, in which event the amount could be paid over a period of up to 18 months. Any payment upon termination, however, will be limited to an amount which is less than the “parachute payment” threshold under section 280G of the Internal Revenue Code (currently, $1,000,000).

      Each employment agreement contains provisions restricting the employee’s disclosure and use of Mobile Mini confidential information, and providing that the employee will not compete with Mobile Mini during the 18 months following the termination of employment in connection with a change of control and during the three years following termination under any other circumstances.

      Although we have not entered into any long-term employment contracts with any of our other key employees, we have entered into numerous agreements with key employees which are terminable at will, with or without cause, including agreements with Deborah K. Keeley. Each agreement contains a covenant not to compete for a period of two years after termination of employment and a covenant not to disclose confidential information of a proprietary nature to third parties.

      We had numerous bonus and incentive arrangements with several employees during 2000, including Richard E. Bunger, Steven G. Bunger, Mr. Trachtenberg, and Ms. Keeley. These agreements included an incentive program to provide financial awards for increases in profitability and based upon a subjective evaluation of performance. Compensation arrangements with Richard E. Bunger, Steven G. Bunger and Lawrence Trachtenberg are administered by the compensation committee of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table sets forth information as of March 31, 2001 with respect to the beneficial ownership of shares of our common stock. Specifically, the table reflects beneficial ownership information about:

•	each person we know to be the beneficial owner of 5% or more of the outstanding shares of common stock;

•	each of our directors and named officers; and

•	all of our executive officers and directors as a group.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options and warrants that are exercisable or exercisable within 60 days of March 31, 2001 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number(1)	Percent

Directors and Executive Officers:

Steven G. Bunger(1)	352,109	2.5%

Lawrence Trachtenberg(2)	121,181	*

Ronald J. Marusiak(3)	136,478	1.0%

George Berkner(4)	49,125	*

Deborah K. Keeley(5)	25,771	*

Stephen A McConnell(6)	40,250	*

Carolyn A. Clawson(7)	193,387	1.4%

Bunger Holdings, L.L.C.(8)	410,000	3.0%

All directors and executive officers as a group (7 persons)	918,301	6.5%

5% Holders:

American International Group, Inc.(9)	951,900	6.9%

Goldman Sachs Asset Management(10)	761,800	5.5%

Liberty Wanger Asset Management(11)	650,000	4.7%

Richard E. Bunger and REB/ BMB Family Limited Partnership(12)	1,177,000	8.4%

Unless otherwise noted, the address of each person named in the table is 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283.

*	Less than 1%.

(1)	Includes 82,000 shares owned by Bunger Holdings, L.L.C.; 155,417 shares owned by REB/ BMB Family Limited Partnership; 27,692 shares of common stock; and 87,000 shares subject to exercisable options.

(2)	Includes 112,000 shares subject to exercisable options.

(3)	Includes 81,000 shares held by a Profit Sharing Plan and Trust of which Mr. Marusiak is Trustee and Plan Administrator. Mr. Marusiak disclaims any beneficial ownership of 80% of these shares. Also includes 12,900 shares held by Mr. Marusiak’s children, 11,453 shares held by Mr. Marusiak and his wife, and 31,125 shares subject to exercisable options.

(4)	Includes 13,125 shares subject to exercisable options.

(5)	Includes 12,000 shares subject to exercisable options.

(6)	Includes 20,625 shares subject to exercisable options.

(7)	Includes 82,000 shares owned by Bunger Holdings, L.L.C.; 99,023 shares owned by REB/ BMB Family Limited Partnership; and 364 shares and 12,000 shares subject to exercisable options held by her spouse.

(8)	The members of Bunger Holdings, L.L.C. are Steven G. Bunger, Carolyn A. Clawson, Michael J. Bunger, Jennifer Blackwell and Susan Keating, who are siblings.

(9)	Based on the information provided in Schedule 13F with respect to 656,600 shares filed by John McStay Investment Counsel, LLC, with the National Association of Securities Dealers, Inc., and in a Schedule 13F with respect to 295,300 shares filed by SunAmerica Asset Management Corp. with the NASD, in each case based upon most recent filing as of February 16, 2001. According to such Schedules 13F, SunAmerica Asset Management Corp. is a wholly owned subsidiary of American International Group, Inc., and AIG owns a majority equity stake in John McStay Investment Counsel, LLC.

(10)	Based on the information provided in Schedule 13G filed by Goldman Sachs Asset Management with the Securities and Exchange Commission on February 13, 2001. Goldman Sachs Asset Management has sole voting power with respect to 613,100 shares, and sole dispositive power with respect to 761,800 shares. Goldman Sachs Asset Management is an investment adviser registered under the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the shares through the investment discretion it exercises over its clients’ accounts. Goldman Sachs Asset Management’s address is 32 Old Slip, New York, New York 10005.

(11)	Based on the information provided in the first amendment to the Schedule 13G filed by Liberty Wanger Asset Management, L.P. and its general partner Wanger Asset Management Acquisition GP, Inc. with the Securities and Exchange Commission on February 14, 2001. These entities share voting and dispositive power with respect to such shares. Liberty Wanger Asset Management, L.P. is an investment adviser registered under the Investment Advisers Act of 1940 and as such, has beneficial ownership of the shares through the investment discretion it exercises over its clients’ accounts. The address of Liberty Wanger Asset Management, L.P. and Wanger Asset Management Acquisition GP, Inc. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(12)	Richard E. Bunger is our founder and chairman emeritus. The general partners of REB/ BMB Family Limited Partnership are Richard E. Bunger and Barbara M. Bunger, the parents of Steven G. Bunger, our President, Chief Executive Officer and Chairman of the Board, and Carolyn A. Clawson, a member of our board of directors. The REB/ BMB Family Limited Partnership is the record owner of 1,034,000 shares, and Richard E. Bunger directly owns 75,000 shares and beneficially owns an additional 68,000 shares subject to currently exercisable options.

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Based on a review of reports filed by our directors, executive officers and beneficial holders of ten percent (10%) or more of our shares, and based upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 2000 were timely made.

VOTING PROCEDURES/ REVOKING YOUR PROXY/ REQUIRED VOTE

Voting

      To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares on the record date are present in person or by proxy. All matters submitted to you at the meeting other than the election of directors will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or by our Amended and Restated Certificate of Incorporation or Bylaws.

      Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

      The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

Revocability of Proxies

      Proxies may be revoked if you:

•	Deliver a signed, written revocation letter, dated later than the proxy, to our Corporate Secretary at the address set forth on the first page of this Proxy Statement;

•	Deliver a signed proxy, dated later than the first one to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

•	Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

Solicitation

      The cost of this solicitation will be borne by Mobile Mini. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to beneficial owners. Proxies also may be solicited by our directors and officers, personally or by telephone or telegram, without additional compensation. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to beneficial owners of our common stock.

SUBMISSION OF SHAREHOLDER PROPOSALS

      From time to time, shareholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, you must timely submit nominations of directors or other proposals to Mobile Mini in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. We intend to hold our year 2002 annual meeting during June 2002. We must receive proposals for our 2002 annual meeting no later than February 14, 2002, for possible inclusion in the proxy statement, or between February 23 and March 23, 2002, for possible consideration at the meeting. Direct any proposals, as well as related questions, to our Corporate Secretary at the address set forth on the first page of this proxy statement.

ANNUAL REPORT

      Our 2000 annual report to shareholders has been mailed to shareholders concurrently with the mailing of this proxy statement, but is not incorporated into this proxy statement and is not to be considered to be a part of our proxy solicitation materials.

      Upon request, we will provide, without charge to each shareholder of record as of the record date specified on the first page of this proxy statement, a copy of our Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission. Any exhibits listed in the Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth on the first page of this proxy statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

      Pursuant to the rules of the Securities and Exchange Commission, we and services that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our annual report to shareholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Shareholders may notify us of their requests by calling or writing us at our investor relations firm at The Equity Group, Inc., 800 Third Avenue, 36th Floor, New York, New York 10022, telephone (212) 836-9609.

Tempe, Arizona

Dated: May 2, 2001

Appendix A

AUDIT COMMITTEE CHARTER

Continuous Activities — General

1.	Provide an open avenue of communication between the independent auditor, Chief Financial Officer and the Board of Directors.

2.	Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3.	Confirm and assure the independence of the independent auditor.

4.	Inquire of management and the independent auditor, about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

5.	Consider and review with the independent auditor and the Chief Financial Officer:

(a)	The adequacy of the Company’s internal controls including computerized information system controls and security.

(b)	Related findings and recommendations of the independent auditor together with management’s responses.

6.	Consider and review with management, including the Chief Financial Officer and the independent auditor:

(a)	Significant findings during the year, including the status of previous audit recommendations.

(b)	Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

(c)	Any changes required on the planned scope of the audit.

7.	Meet periodically with the independent auditor, the Chief Financial Officer and other members of management in separate executive sessions to discuss any matter that the Committee or these groups believe should be discussed privately with the Audit Committee.

8.	Report periodically to the Board of Directors on significant results of the foregoing activities.

9.	Instruct the independent auditor that the Board of Directors, as the member’s representative, is the auditor’s client.

Continuous Activities — Re: Reporting Specific Policies

1.	Advise financial management and the independent auditor they are expected to provide a timely analysis of significant new financial reporting issues and practices.

2.	Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates on an annual basis.

3.	Inquire as to the auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

A-1

4.	Inquire as to the auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices.

5.	Determine, with regard to new transactions or events, the auditor’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

6.	Inquire as to the auditor’s views about how the Company’s choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Company.

Scheduled Activities

1.	Recommend the selection of the independent auditor for approval by the Board of Directors, approval and compensation of the independent auditor, and review and approve the discharge of the independent auditor.

2.	Consider, in consultation with the independent auditor and the Chief Financial Officer, the audit scope and plan for the annual financial statement audit of the independent auditor.

3.	Review with management and the independent auditor the results of annual audits and related comments in consultation with the Board and other committees as deemed appropriate including:

(a)	The independent auditor’s audit of the Company’s annual financial statements, accompanying footnotes and its report thereon.

(b)	Any significant changes required in the independent auditor’s audit plans.

(c)	Any difficulties or disputes with management encountered during the course of the audit.

(d)	Other matters related to the conduct of the audit which are to be communicated to the audit committee under generally accepted auditing standards.

4.	Arrange for the independent auditor to be available to the full Board of Directors, at least annually, to help provide a basis for the Board to recommend the appointment of the auditor.

5.	Assure that the auditor’s reasoning is described in accepting or questioning significant estimates by management.

6.	Review and update the Committee’s Charter annually.

“When Necessary” Activities

1.	Review and approve requests in excess of $20,000.00 for any management consulting engagement to be performed by the Company’s independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

2.	Review periodically with general counsel, legal and regulatory matters that may have a material impact on the Company’s financial statements, compliance policies and programs.

3.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

A-2

Appendix B

MOBILE MINI, INC.

1999 STOCK OPTION PLAN
(as amended through April   , 2001)

Section 1.  Purpose of Plan

      The purposes of the Mobile Mini, Inc. 1999 Stock Option Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, and to provide an incentive to, and to encourage ownership of the stock of Mobile Mini, Inc. (“Company”), by its key management and other employees and to provide annual stock option grants to our non-employee directors. Options granted under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or nonstatutory stock options, as determined by the Committee at the time of grant or as otherwise determined under the Plan.

Section 2.  Stock Subject to the Plan

      (a)  Stock Available for Grants of Options. Subject to the provisions of Section 14, 1,200,000 shares of the common stock of the Company (“Common Stock”) have been allocated to the Plan and reserved for issuance upon the exercise of options granted under the Plan. During the ten-year term of the Plan, no person may be granted stock options on more than 750,000 shares in any calendar year.

      (b)  Treasury Shares; Lapsed or Canceled Option Shares. The Company may, in its discretion, use shares held in the treasury under this Plan in lieu of authorized but unissued shares of Common Stock. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used as full or partial payment to the Company by an optionee of the purchase price upon exercise of the option shall again be available for the purposes of the Plan.

Section 3.  Administration; Annual Option Grants to Non-Employee Directors

      (a)  Administration. The Plan shall be administered by the Committee referred to in Section 4 (the “Committee”). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the options (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have authority to determine the terms and provisions of option agreements evidencing the options granted pursuant to the Plan, which may vary from the provisions set forth in any form of option agreement adopted from time to time by the Committee or the Board of Directors of the Company (the “Board”). The Committee’s determinations on the matters referred to in this Section 3 shall be conclusive. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company (the “CEO”) the authority to determine the individuals to whom, and the time or times at which and terms upon which, options shall be granted and the number of shares to be subject to each option; provided, however, that the Committee may not delegate such authority to the CEO with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

      (b)  Automatic Grants to Non-Employee Directors. Effective August 1, 2002 and on each August 1 thereafter throughout the term of this Plan, each member of the Board who is not an employee of the Company (a “non-employee director”), shall be granted an option to purchase 7,500 shares of Common

Stock at 100% of the fair market value per share as of the date of such grant. Such option shall vest and be non-forfeitable in the amount of 625 shares per month commencing on August 31 in the year of grant and in the amount of 625 shares on the last day of each month thereafter; provided the person receiving such option remains a member of the Board. Any option granted under this Section 3(b) shall (A) be exercisable immediately in whole or in part upon the vesting thereof, (B) if not otherwise forfeited or terminated hereunder, expire if not exercised prior to 5:00 p.m. Mountain Standard Time on the day preceding the tenth anniversary of the effective date of grant of such option and (C) be subject to all terms and provisions of this Plan.

Section 4.  The Committee

      The Plan shall be administered by a committee (the “Committee”) which, to the extent practicable, shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor Rule. Subject to the foregoing, the Compensation Committee of the Board shall be the Committee hereunder.

Section 5.  Eligibility

      Options (including Incentive Stock Options) may be granted only to (i) employees of the Company or its subsidiaries (as defined below), and (ii) pursuant to Section 3(b) hereof, to non-employee directors of the Company. For the purposes of this Plan, the term “employees” does not include directors who are not also employees of the Company or a subsidiary. The term “subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed in it in Section 424 of the Code.

      Notwithstanding the foregoing, options which are not Incentive Stock Options may also be granted to employees of joint ventures of the Company so long as such employees are not subject to Section 16(a) of the Securities Exchange Act of 1934 by virtue of their position with, or share holdings of, the Company. The term “joint venture” means a partnership or other business entity (other than a subsidiary) 50% or more of the profits interest of which is owned by the Company or a subsidiary.

Section 6.  Option Prices

      The purchase price of the Common Stock under each Incentive Stock Option or other option hereunder shall not be less than 100% of the fair market value of the stock at the time of granting of the option. Such fair market value shall generally be considered to be the mean between the high and low prices of the Company’s Common Stock as reported by The Nasdaq Stock Market for the ten trading days preceding the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may in its discretion determine to be appropriate or advisable.

Section 7.  Payment of Option Prices

      The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in the optionee’s name, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof. Provided, however, that no shares of Common Stock may be tendered in exercise of an option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such Incentive Stock

Option was granted. The cash proceeds of sale of stock subject to option are to be added to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received by the Company as payment of the option price are to be added to the shares of the Common Stock of the Company held in its Treasury and used for the purposes of granting options under the Plan or as the Board shall otherwise determine.

Section 8.  Option Amounts

      The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Section 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000. The maximum number of shares of Common Stock with respect to which options under the Plan may be granted to any single person during any three year period shall be 50% of all shares reserved for issuance pursuant to the Plan.

Section 9.  Exercise of Options

      The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Section 10 hereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Sections 10 and 11 hereof, no option may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary or joint venture and has been so employed continuously since the granting of the option. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of the option.

Section 10.  Termination of Employment

      The holder of any option issued hereunder must exercise the option prior to the holder’s termination of employment with the Company, a subsidiary or a joint venture, except that the Committee in its absolute discretion (exercised at the time of grant or thereafter) may permit the optionee to exercise the option, to the extent that the holder was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after ten (10) years from the date the option was granted. A non-employee director who ceases to be a director of the Company, may exercise any option hereunder, to the extent he or she was entitled to exercise it on the date the person ceased to be a director at any time within three (3) months after such person ceases to be a director. Notwithstanding the foregoing, if the holder of an option terminates employment or service as a non-employee director on account of disability, the holder may exercise such option to the extent the holder was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of employment or service as a non-employee director but not after ten (10) years from the date the option was granted. For this purpose a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than 12 months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary or joint venture thereof. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or joint venture or interfere in any way with the right of the Company or any subsidiary or joint venture thereof to terminate his or her employment at any time.

Section 11.  Death

      In the event of the death of an individual to whom an option has been granted under the Plan, while he or she is employed by the Company (or a subsidiary or joint venture) or serving as a non-employee director of the Company, or within three (3) months after termination of employment or service as a non-employee director (or one (1) year in the case of the termination of employment or service as a director of an option holder who is disabled as above provided), the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the option holder’s last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof, and only if and to the extent that the option was exercisable at the date of death.

Section 12.  Non-Transferability of Options

      Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by such holder. Notwithstanding the foregoing, the Committee in its discretion may allow options to be transferred to an optionee’s “family member” as that term is defined in the General Instructions to Form S-8 as adopted from time to time by the Securities and Exchange Commission or any successor to such commission.

Section 13.  Successive Option Grants

      Successive option grants may be made to any holder of options under this Plan.

Section 14.  Adjustments Upon Changes in Capitalization or Corporate Acquisitions

      Notwithstanding any other provisions of the Plan, the option agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option, the option prices in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company or a subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

Section 15.  Amendment and Termination

      The Board or the Committee may at any time terminate the Plan, or make such modifications of the Plan as they shall deem advisable, provided, however, that the Board or Committee may not, without the approval by the stockholders of the Company by act of the stockholders at a meeting held for the purpose, make any modifications which, under applicable law, require such approval. No termination or amendment to the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

Section 16.  Effectiveness of the Plan; Historical Note Concerning Amendments

      The Plan became effective upon adoption by the Board on August 17, 1999 subject, however, to its further approval by the stockholders of the Company on or before August 16, 2000. The Plan was approved by the Company’s stockholders at the Company’s annual meeting held on November 10, 1999. The Board approved certain amendments to the Plan on April   , 2001, subject to approval by the Company’s stockholders at the Company’s annual meeting scheduled for June 20, 2001. Such amendments included

(i) increasing from 500,000 to 1,200,000 the number of shares authorized for issuance under the Plan, and (ii) providing for the automatic annual grant (commencing August 1, 2002) of options to purchase 7,500 shares of common stock to each non-employee director of the Company.

Section 17.  Time of Granting of Options

      An option grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, or the CEO, as the case may be, makes an award of an option to an eligible employee of the Company or one of its subsidiaries provided that such option is evidenced by a written option agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee or CEO action.

Section 18.  Term of Plan

      This Plan shall terminate ten (10) years after the date on which it was initially approved and adopted by the Board as set forth under Section 16 and no option shall be granted hereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2001

      The undersigned appoints Steven G. Bunger and Lawrence Trachtenberg, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of MOBILE MINI, INC. (“Mobile Mini”), to be held on June 20, 2001, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of Mobile Mini, Inc. held of record by the undersigned on April 30, 2001.

      IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be signed and dated, on reverse side.)

The undersigned hereby directs this Proxy to be voted as follows:

PLEASE MARK YOUR VOTES IN THE
FOLLOWING MANNER, USING DARK INK
ONLY:

		FOR ALL	WITHHOLD
		NOMINEES	ALL
		(except as marked to	NOMINEES
the contrary below)
Proposal 1: Election of Directors

Nominees:	Ronald J. Marusiak; Lawrence Trachtenberg

FOR, except vote withheld from the following nominee(s): ______________________ _______________________________

	FOR	AGAINST	ABSTAIN

Proposal 2: to approve and adopt amendments to the Mobile Mini, Inc. 1999 Stock Option Plan.

Proposal 3: to ratify selection of Arthur Andersen LLP as independent auditors for the 2001 fiscal year.

At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

      Dated: ___________________, 2001.

      Signature(s): _______________________________________________

      This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate, if shares are held by joint tenants or as community property, both shareholders should sign.